EXHIBIT 5.3
August 1, 2017
Flotek Industries, Inc.
10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas 77064
Ladies and Gentlemen:
We have acted as special counsel in the State of Georgia to International Polymerics, LLC, a Georgia limited liability company (“International”), and IPI Logistics, Inc., a Georgia corporation (“Logistics”) (collectively, the “Georgia Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-3 (the “Registration Statement”) of Flotek Industries, Inc., a Delaware corporation (the “Company”), the Georgia Guarantors and certain other guarantors (collectively, the “Guarantors”), relating to the offer and sale from time to time by the Company of (i) such indeterminate number of shares of common stock and preferred stock of the Company, (ii) such indeterminate amount of debt securities and guarantees thereof, (iii) such indeterminate number of warrants to purchase common stock, preferred stock, debt securities or units, and (iv) such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $350,000,000. Any debt securities that are to be issued will be issued under the form of Senior Indenture (“Senior Indenture”) or Subordinated Indenture (“Subordinated Indenture”) that is attached as Exhibits 4.6 and 4.7, respectively, to the Registration Statement. Should any guarantees be issued, the Guarantors will execute the Senior Indenture and Subordinated Indenture. Article XIV of the Senior Indenture and Article XIV of the Subordinated Indenture provide for guarantees by the Guarantors (the “Guarantees”) of certain debt securities that are to be issued under the Senior Indenture and under the Subordinated Indenture.
We do not express any opinion concerning any law other than the laws of the State of Georgia and the federal law of the United States of America, and we have assumed that Georgia’s conflict of law principles will not require the application of any law other than Georgia. We specifically exclude any opinion as to the applicability or effect of any federal laws, rules, or regulations relating to taxation (including, but not limited to, the taxation of income) or to the offer or sale of securities.
In rendering the following opinions, we have reviewed only the following documents and any others we deemed necessary, and have relied, with your approval, as to factual matters that affect our opinions, solely upon our examination of the following documents (and we have assumed, with your permission, that all statements made therein are true, complete and accurate as of the effective date hereof), and have made no independent investigation or verification of the facts asserted to be true and correct therein:

A.	Each of those documents, certificates and reports as are set forth on Exhibit A attached hereto and expressly incorporated herein by this reference (collectively, the “Certificates”).

B.	Agreements and documents in connection with the Georgia Guarantors described more particularly on Exhibit B attached hereto and expressly incorporated herein by this reference.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.
Based solely on the Certificate of Existence attached as Exhibit O-3 to the applicable Certificate, International is validly existing and in good standing under the laws of the State of Georgia as a limited liability company.

2.
Based solely on the Certificate of Existence attached as Exhibit N-3 to the applicable Certificate, Logistics is validly existing and in good standing under the laws of the State of Georgia as a corporation.

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August 1, 2017
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3.	Each Georgia Guarantor has the power and authority to execute and deliver the Guarantees as set forth in Article XIV of the Senior Indenture and Article XIV of the Subordinated Indenture.
This opinion is specifically qualified by reference to and is based solely upon laws in effect on the date hereof and is subject to modification to the extent such laws may be changed in the future. This opinion is limited to matters stated herein, and no opinion is to be inferred or may be implied beyond the matters expressly stated.
This opinion is provided to you in connection with the Registration Statement and the Guarantees by the Georgia Guarantors, is solely for your benefit and your respective successors and assigns, and may not be relied upon by any other person, entity, or governmental agency or for any purpose other than in connection with the Guarantees without our prior written consent in each instance. The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact which may affect the continued correctness of our opinions as of a later date.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.
Very truly yours,
/s/ Taylor English Duma LLP
TAYLOR ENGLISH DUMA LLP

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August 1, 2017
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EXHIBIT A

1.	Secretary’s Certificate certifying as to the organizational documents of International Polymerics, LLC and IPI Logistics, Inc., dated as of August 1, 2017.

2.
Omnibus Resolutions, dated July 31, 2017 and attached to the Secretary’s Certificate as Exhibit U, setting forth resolutions adopted by the Board of Directors of IPI Logistics, Inc. and by the sole manager of International Polymerics, LLC.

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August 1, 2017
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EXHIBIT B

1.	Registration Statement.

2.	Form of Senior Indenture and Subordinated Indenture that are Exhibits 4.6 and 4.7, respectively, to the Registration Statement.